EXHIBIT 32

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER

AND PRINCIPAL FINANCIAL OFFICER

FURNISHED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. SECTION 1350)

AND FOR THE PURPOSE OF COMPLYING WITH RULE 13a-14(b)

OF THE SECURITIES EXCHANGE ACT OF 1934.

In connection with the Annual Report of Commonwealth Income & Growth Fund V (the “Company”) on Form 10-K for the period ending December 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, the Chief Executive Officer and the Principal Financial Officer of the Company hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to such officer’s knowledge, that: (a) the Annual Report on Form 10-K of the Company for the year ended December 31, 2015 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kimberly A. Springsteen-Abbott
Kimberly A. Springsteen-Abbott
Chief Executive Officer and Principal Financial Officer
March 30, 2016